                               POWER OF ATTORNEY                      Exhibit 24

        Each person whose signature appears below does hereby make, constitute and appoint James H. DeGraffenreidt, Jr., John K. Keane, Jr., Frederic M. Kline, and Robert E. Tuoriniemi, or any of them singly, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, a Registration Statement on Form S-3 covering the offer and sale of common stock of WGL Holdings, Inc., any and all amendments, including post-effective amendments thereto, and any abbreviated registration statement in connection with this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such persons' substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date: May 29, 2001



                Names                                           Title                                     Date
                -----                                           -----                                     ----

/s/ JAMES H. DEGRAFFENREIDT, JR.                 Chairman, President and Chief Executive                May 29, 2001
----------------------------------                             Officer
    (James H. DeGraffenreidt, Jr.)


    /s/ FREDERIC M. KLINE                      Vice President and Chief Financial Officer               May 29, 2001
----------------------------------                    (Principal Financial Officer)
       (Frederic M. Kline)

  /s/ ROBERT E. TUORINIEMI
----------------------------------                              Controller                              May 29, 2001
     (Robert E. Tuoriniemi)                           (Principal Accounting Officer)

   /s/ MICHAEL D. BARNES
----------------------------------                               Director                               May 29, 2001
      (Michael D. Barnes)

/s/ GEORGE PATRICK CLANCY, JR.
----------------------------------                               Director                               May 29, 2001
   (George Patrick Clancy, Jr.)

 /s/ DANIEL J. CALLAHAN, III
----------------------------------                               Director                               May 29, 2001
    (Daniel J. Callahan, III)

    /s/ MELVYN J. ESTRIN
----------------------------------                               Director                               May 29, 2001
       (Melvyn J. Estrin)

      /s/ DEBRA L. LEE
----------------------------------                               Director                               May 29, 2001
         (Debra L. Lee)

    /s/ PHILIP A. ODEEN
----------------------------------                               Director                               May 29, 2001
       (Philip A. Odeen)

 /s/ KAREN HASTIE WILLIAMS
----------------------------------                               Director                               May 29, 2001
    (Karen Hastie Williams)